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                            NONCOMPETITION AGREEMENT



         This NONCOMPETITION AGREEMENT (this "Agreement") is made this 26th day of January, 1998 by and among Prism Solutions, Inc., a Delaware corporation ("Prism Solutions"), Customer Focus International, Inc., a California corporation ("CFI"), and Thuan D. Phan, a California resident ("Employee").

                                    RECITALS

         WHEREAS, Employee has been an officer of CFI and is the owner of a majority of the shares of capital stock of CFI; and

         WHEREAS, CFI is a party to an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated January 26, 1998 by and among Prism Solutions, C Acquisition Corp., a Delaware corporation, and CFI, pursuant to which C Acquisition Corp., a wholly-owned subsidiary of Prism Solutions, is to merge with and into CFI; and

         WHEREAS, the parties hereto recognize that Employee has unique knowledge and experience regarding CFI's business, and the Prism solutions desires to be assured that confidential information pertaining to CFI's business and the goodwill of CFI will be preserved and protected and will inure to the benefit of Prism Solutions; and

         WHEREAS, execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Reorganization Agreement (the "Closing");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein, and further as an inducement to Prism Solutions to enter into the Reorganization Agreement, the parties hereto hereby agree as follows:

         1.      Covenant not to Compete.

                 (a) For the three-year period following the date of this Agreement, Employee shall not, anywhere in the world, including without limitation the counties in the State of California listed in Exhibit A hereto:

                          (i) (A) engage, directly or indirectly, in any
business activity as a sole proprietor, partner, beneficial shareholder, officer, director, employee, agent, or consultant of, for, or with, (B) work for, consult, found, or enter into any license agreement with a competitor of Prism Solutions in, or (C) be involved in any way with any entity or person engaged in the design, research, development, marketing, sale, or licensing of computer software that is substantially similar to or competitive with any customer relationship management system for the financial services industry software product created, distributed, or known by Employee to be under development by Prism Solutions or any of its subsidiaries or by CFI prior to the termination of Employee's employment with Prism Solutions;






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                          (ii) solicit for employment any CFI employees who
continue to be employed by Prism Solutions or CFI after the Closing ("Retained Employees"); and

                          (iii) hire any Retained Employees; provided, however,
that, Employee may hire any Retained Employee (A) who has been involuntarily terminated by Prism Solutions, or (B) who, at the time of hiring, has been employed by a third party unaffiliated with any party hereto on a bona fide basis for at least twelve (12) months, or (C) with respect to whom Prism Solutions has agreed may be hired by Employee.

                 (b) The limitation on hiring set forth in Section 1(a)(iii) above shall apply to Employee as an individual, and to any entity that Employee controls where "control" means an ownership interest, directly or indirectly, of ten percent (10%) or more of the outstanding capital stock (or equivalent indicia of ownership) of an entity or executive authority (whether or not as an officer) to participate in the direction of the business or operations of the entity. Such limitations on hiring will not apply to entities in which Employee retains merely a non-controlling ownership interest or an outside director position; provided, however, that under such circumstances Employee shall not bring to the attention of such entity the name of any such restricted Retained Employee in any employee search or hiring process and shall not participate in any such process that has independently identified such a restricted Retained Employee as a candidate.

         2. Consideration; Agreement Reasonable. Employee acknowledges and agrees that (a) this Agreement is being entered into as a condition to the consummation of the Reorganization Agreement; (b) as a majority shareholder of CFI, he is receiving a substantial benefit for the consummation of the Reorganization Agreement, including shares of unregistered Prism Common Stock, and he is also receiving $525,000 (the "Cash Consideration") payable by Prism Solutions $262,500 on the date of this Agreement and amortized pro rata on a daily basis over the first 18 months of this Agreement, with another $262,500 being payable at the end of such 18 month period and amortized pro rata on a daily basis over the last 18 months of this Agreement, which benefits constitutes adequate consideration for the covenants set forth in this Agreement, and (c) the covenants provided for in this Agreement, including without limitation the term and scope of the covenant not to compete, are necessary and reasonable in order to protect Prism Solutions in the conduct of its business.

         3. Enforceability of Restriction. The foregoing restriction may be enforced throughout the world. The foregoing restriction shall be deemed to be a series of separate covenants as to increasing degrees of scope and duration. If any of such covenants shall be held invalid or unenforceable by reason of being unreasonably broad as to duration, geographic scope, or otherwise, such covenants shall be deemed eliminated to that extent and the remaining covenants shall be enforced to the broadest extent deemed reasonable. The parties hereto expressly agree that the restrictions as so amended shall be valid and binding as though such invalid or unenforceable covenant had not been included herein.

         4. Reformation. In the event that the provisions of this Agreement should ever be deemed to exceed the scope, time, geographic, or other limitations of applicable law regarding





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covenants not to compete, then such provisions shall be reformed to the maximum scope, time, geographic, or other limitations, as the case may be, permitted by applicable laws.

         5. Damages. In the event that Employee breaches any covenant or agreement set forth in this Agreement, it is expressly agreed between the parties that Prism Solutions shall be entitled to recover from Employee and Employee agrees to promptly repay any unamortized portion of the Cash Consideration. Additionally, in the event that Employee breaches any covenant or agreement set forth in this Agreement, it is expressly agreed between the parties that monetary damages would be inadequate to compensate Prism Solutions for any such breach. Accordingly, Employee acknowledges and agrees that any such violation or threatened violation will cause irreparable injury to Prism Solutions and that, in addition to any other remedies which may be available, Prism Solutions shall be entitled to obtain injunctive relief against the threatened breach of the covenant or agreement set forth in this Agreement or the continuation of any such breach.

         6. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other party, other than an assignment from Prism Solutions to any subsidiary, its parent, or any subsidiary of its parent. The rights and obligations of each party under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of such party.

         7. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby. It may not be changed orally but only by an agreement in writing, signed by the party against which or whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         8. Applicable Law. This Agreement shall be interpreted in accordance with the laws of the State of California.

         9.      Counterparts.    This Agreement may be executed in one or more
counterparts, all of which together shall constitute one instrument.



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         IN WITNESS WHEREOF, the parties hereto have entered into this
Noncompetition Agreement as of the date first written above.




                                            PRISM SOLUTIONS, INC.

                                            By:  /s/ Earl Charles
                                               --------------------------------
                                            Earl Charles
                                            Secretary and
                                            Chief Financial Officer


                                            CUSTOMER FOCUS INTERNATIONAL, INC.
                                            By:  /s/ Thuan D. Phan
                                               --------------------------------
                                            Thuan D. Phan
                                            President and
                                            Chief Executive Officer


                                            EMPLOYEE

                                            /s/ Thuan D. Phan
                                            -----------------------------------
                                            Thuan D. Phan












                   SIGNATURE PAGE TO NONCOMPETITION AGREEMENT




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                                   EXHIBIT A

                              CALIFORNIA COUNTIES

1.  Alameda
2.  Alpine
3.  Amador
4.  Butte
5.  Calaveras
6.  Colusa
7.  Contra Costa
8.  Del Norte
9.  El Dorado
10. Fresno
11. Glenn
12. Humboldt
13. Imperial
14. Kern
15. Kings
16. Lake
17. Lassen
18. Los Angeles
19. Madera
20. Marin
21. Mariposa
22. Mendocino
23. Merced
24. Modoc
25. Mono
26. Monterey
27. Napa
28. Nevada
29. Orange
30. Placer
31. Plumas
32. Riverside
33. Sacramento
34. San Benito
35. San Bernadino
36. San Diego
37. San Francisco
38. San Joaquin
39. San Luis Obispo
40. San Mateo
41. Santa Barbara






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42. Santa Clara
43. Santa Cruz
44. Shasta
45. Sierra
46. Siskiyou
47. Solano
48. Sonoma
49. Stanislaus
50. Sutter
51. Tehama
52. Trinity
53. Tuolomne
54. Tulare
55. Ventura
56. Yolo
57. Yuba